      As filed with the Securities and Exchange Commission on June 13, 1997
                                                 Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------
                              HERCULES INCORPORATED
                             A DELAWARE CORPORATION
                  I.R.S. EMPLOYER IDENTIFICATION NO. 51-0023450
                                 HERCULES PLAZA
                            1313 NORTH MARKET STREET
                         WILMINGTON, DELAWARE 19894-0001
                             TELEPHONE: 302-594-5000

                         ------------------------------
           ISRAEL J. FLOYD
              Secretary                               Copy to
       HERCULES INCORPORATED
           HERCULES PLAZA                       JUSTIN KLEIN, ESQUIRE
      1313 NORTH MARKET STREET            BALLARD SPAHR ANDREWS & INGERSOLL
      WILMINGTON, DE 19894-0001                   1735 MARKET STREET
       TELEPHONE: 302-594-5138                  PHILADELPHIA, PA 19103
          (Agent for service)                  TELEPHONE: 215-864-8606

                         ------------------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
   Title of                Amount         Proposed Maximum       Proposed Maximum       Amount of
  Securities               to be          Offering Price       Aggregate Offering     Registration
to be Registered       Registered(1)        Per Unit(2)              Price(2)              Fee
--------------------------------------------------------------------------------------------------
Debt Securities        $500,000,000          100%                 $500,000,000        $151,515.15
==================================================================================================


(1) Such amount shall be increased if any debt securities are issued at original issue discount by an amount such that the net proceeds to be received by the Registrant shall be equal to $500,000,000. Any offering of debt securities denominated in any foreign currencies or foreign currency units will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such debt securities from the Registrant.

(2)    Estimated solely for the purpose of determining the registration fee.

                         ------------------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


         This Registration Statement relates to debt securities of Hercules Incorporated to be offered from time to time as separate issues of debt securities denominated in U.S. dollars, foreign currencies or foreign currency units. The maximum aggregate principal amount of debt securities which may be issued under this Registration Statement is $500,000,000 (treating any offering of debt securities denominated in foreign currencies or foreign currency units as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such debt securities from the Registrant). This Registration Statement includes the prospectus which will be used in connection with the offering of debt securities denominated in U.S. dollars, on the terms and in the manner to be specified in prospectus supplements to be delivered in connection with each such offering. A separate prospectus will be used in connection with each offering of debt securities denominated in foreign currencies or foreign currency units.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                              SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED JUNE 13, 1997

PROSPECTUS
                                  $500,000,000

                              HERCULES INCORPORATED
                                 DEBT SECURITIES


         Hercules Incorporated (the "Company" or "Hercules") intends from time to time to issue and offer debt securities (the "Debt Securities") in an aggregate principal amount of up to U.S. $500,000,000 (or the equivalent thereof in one or more foreign currencies or currency units) which will be offered on terms to be determined at the time of sale. When each series of Debt Securities is offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to the series of Debt Securities offered: the specific designation, aggregate principal amount, interest rate (which may be fixed or variable) and interest payment dates, if any, purchase price, maturity date, any redemption or pre-payment terms, any terms for repayment at the option of the holder, any sinking or analogous fund provisions, and any other specific terms. The Debt Securities may be sold for U.S. dollars or any foreign denominated currency or currency units, and the principal of, premium, if any, and any interest on, the Debt Securities may be payable in U.S. dollars or any foreign denominated currency or currency units.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                       THIS PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

         The Debt Securities will be sold directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of such methods. If any agents of the Company or any dealers or underwriters are involved in the sale of a series of Debt Securities, the names of such agents, dealers, or underwriters and any applicable agent's commission, dealer's purchase price, or underwriter's discount will be set forth in or may be calculated from information set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be the purchase price less such commission in the case of an agent, the purchase price in the case of a dealer, or the public offering price less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. The Prospectus Supplement will also set forth the securities exchanges, if any, on which the Debt Securities will be listed. See "Plan of Distribution."

         The Debt Securities may be offered on a continuing basis. The Company or such agents, dealers, or underwriters may reject, in whole or in part, any offer to purchase the Notes. See "Plan of Distribution."

         This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is June   , 1997

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "SEC"), Washington, DC, a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information pertaining to the Debt Securities and the Company, reference is made to the Registration Statement.

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 5th Street, N.W., Washington, DC 20549, and at the regional offices of the SEC, which include: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661, and 7 World Trade Center, Suite 1300, New York, NY 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, on which certain of this Company's securities are listed. Copies can be obtained from the SEC by mail, at prescribed rates, or from the SEC's internet website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are incorporated herein by reference:

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

              (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

              (c) The Company's Current Report on Form 8-K dated April 15, 1997.

         All documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: ISRAEL J. FLOYD, HERCULES INCORPORATED, HERCULES PLAZA, 1313 NORTH MARKET STREET, WILMINGTON, DELAWARE 19894-0001 (TELEPHONE: 302-594-5128;
TELEFACSIMILE: 302-594-7252; INTERNET E-MAIL: IFLOYD@HERC.COM).

                                   THE COMPANY

         Hercules Incorporated ("Hercules" or the "Company") is a diversified, worldwide producer of chemicals and related products. The Company was incorporated in Delaware in 1912 and its principal executive offices are at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001. The telephone number for its corporate headquarters in Wilmington is (302) 594-5000.

         Hercules operates, both domestically and throughout the world, in two industry segments: Chemical Specialties and Food & Functional Products. Chemical Specialties manufactures, markets and sells such products as wet-strength resins and sizings to improve the properties of paper; resins for inks and adhesives; and polypropylene fibers and textile yarns used in disposable hygiene products and home furnishings. Major worldwide manufacturing locations include Brunswick, Georgia; Franklin, Virginia; Jefferson, Pennsylvania; Middelburg, the Netherlands; Milwaukee, Wisconsin; Paulinia, Brazil; Portland, Oregon; Savannah, Georgia; and Zwijndrecht, the Netherlands.

         Food & Functional Products manufactures, markets and sells natural food gums for the food industry and water-soluble polymers used as thickeners and stabilizers in paints, personal care products, rubber and coatings. Major worldwide manufacturing locations include Alizay, France; Doel, Belgium; Hopewell, Virginia; Kenedy, Texas; Lille Skensved, Denmark; and Parlin, New Jersey.

         As of December 31, 1996, Hercules had 7,114 employees worldwide. Approximately 4,300 were located in the United States.

                                 USE OF PROCEEDS

         Except as may otherwise be disclosed in a Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Debt Securities will be used for general corporate purposes.

         The Company expects that it will, on a recurring basis, engage in additional financings in character and amount to be determined as the need arises.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following are the Company's consolidated ratios of earnings to fixed charges for each of the periods indicated:


                                                          Years Ended December 31,
                                   Three Months           ------------------------
                                       Ended
                                  March 31, 1997
                                    (unaudited)      1996    1995    1994   1993    1992
                                  --------------     ----    ----    ----   ----    ----
Historical Ratio of Earnings
to Fixed Charges                       19.8          10.2    11.8     9.2    6.4    5.04

         For the purpose of determining earnings in the calculation of the ratio, consolidated pre-tax income (loss) has been adjusted by the equity income of majority-owned subsidiaries and the distributed income of less than 50 percent owned subsidiaries, increased by the amount of previously capitalized interest amortized during the period, and increased by the amount of fixed charges, excluding capitalized interest expense. Fixed charges consist of interest expense on borrowings (including capitalized interest) and one-third (the proportion deemed representative of the interest portion) of rents.


                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will be issued under an indenture dated as of May 15, 1993, as the same may be amended or modified from time to time as described in a Prospectus Supplement, (the "Indenture") between the Company and Mellon Bank, N.A., as trustee (the "Trustee"), a copy of which is an exhibit to the Registration Statement filed with the SEC. Effective June 4, 1996, Mellon Bank, N.A. replaced the original trustee, BankAmerica National Trust Company, through execution of an Instrument of Resignation, Appointment and Acceptance, a copy of which is also an exhibit to the Registration Statement.

         The following summaries of certain provisions of the Indenture describe general terms to which any securities issued under the Indenture may be subject. Specific terms and provisions of any series of Debt Securities offered pursuant to the Indenture, as well as the extent to which the general terms described below may apply thereto, will be described in the Prospectus Supplement that relates to the offering and sale of the series of Debt Securities in respect of which this Prospectus is being delivered. Accordingly, for description of the terms of a particular issue of Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the following description.

         The descriptions that follow do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically.

GENERAL

         The Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company, unless the Company is required to secure the Debt Securities pursuant to the negative pledge provisions described below under "Certain Covenants of the Company." The Indenture does not limit the amount of Debt Securities that can be issued thereunder. (Section 301)

         Reference is made to the Prospectus Supplement for the following terms, if applicable, of the series of Debt Securities offered thereby: (i) the title of the series of Debt Securities; (ii) any limit upon the aggregate principal amount of the series of Debt Securities; (iii) the rate or rates (which may be fixed or variable) at which the series of Debt

Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record date for the interest payable on any interest payment date; (iv) the price or prices (expressed as a percentage of the principal amount) at which the Debt Securities will be issued; (v) the date or dates on which the principal of the Debt Securities will be payable; (vi) the terms of any mandatory redemption or optional redemption by the Company or the holder thereof (including any provisions for any sinking, purchase or other analogous fund); (vii) if other than the principal amount thereof, the portion of the principal amount of the series of Debt Securities that will be payable upon declaration of acceleration of the maturity thereof, (viii) whether and under what circumstances the Company will pay additional amounts on the series of Debt Securities held by a Person who is not a U.S. Person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (ix) the currency, currency unit or currency composites for which the Debt Securities may be purchased and the currency, currency unit or currency composites in which the principal and any interest thereon are payable; (x) whether the currency, currency unit or currency composites for which the Debt Securities may be purchased or in which the principal and any interest thereon may be payable is at the purchaser's election and, if so, the manner in which such election may be made; (xi) any covenants and events of default with respect to the series of Debt Securities, and remedies with respect thereto, if not set forth in the Indenture; and (xii) any additional provisions or other special terms, not inconsistent with the provisions of the Indenture, including any terms that may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series.

         The Debt Securities may be issued in one or more series with the same or various maturities at par or at a discount which may be substantially below their stated principal amount, and may bear no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such substantially discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

         Unless otherwise specified in a Prospectus Supplement, the Debt Securities shall be issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Sections 301 and 302)

         Principal and interest will be payable, and the Debt Securities will be transferable and exchangeable, in the manner described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of any Debt Securities but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

         Unless otherwise specified in the Prospectus Supplement, principal of, any premium on, and any interest on, Debt Securities will be payable at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of the Company.

FOREIGN CURRENCY

         If any of the Debt Securities are sold for any foreign currency, currency unit or currency composites or if principal of or any interest on any of the Debt Securities is payable in any foreign currency, currency unit or currency composites, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency, currency unit or currency composites will be specified in a Prospectus Supplement.

GLOBAL SECURITIES

         A series of Debt Securities may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in definitive form. Unless and until exchanged in whole or in part for other Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary to any such nominee to a successor of such Depositary or a nominee of such successor Depositary. (Sections 201, 203, 304 and 305)

         The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("Participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interest in a Global Security will be limited to Participants or persons that may hold interests through Participants; however, the Company has no obligations to any persons that hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or persons that hold through Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under the Indenture.

         Principal of, and premium, if any, and interest on, Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, and Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that the Depositary for a series of Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

         If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security representing the corresponding Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Global Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, upon the Depositary's request an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). (Section 305)

CERTAIN COVENANTS OF THE COMPANY

         Restrictions on Creation of Secured Debt. The Company covenants that, so long as any of the Debt Securities remain outstanding, it will not, nor will it permit any Restricted Subsidiary (as defined below), to issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage, security interest, pledge, lien or other encumbrance (any of such are hereinafter referred to as a "lien") on any Principal Property (as defined below), or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or acquired after the date of the Indenture), without, in any such case, effectively providing that the Debt Securities shall be secured equally and ratably with such Debt. This restriction, however, shall not apply to Debt secured by liens: (i) on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) on property existing at the time that it is acquired or to secure Debt incurred for the purpose of financing the purchase price of such property or improvements or construction on the property, which Debt is incurred prior to or within one year after the later of such acquisition, completion of such construction, or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real improvement, on which the property is constructed, or the improvement is located; (iii) securing Debt owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; (v) on advance, partial or progress payments pursuant to contracts with U.S. federal and state Governments for production, research or development, or on any material or supplies in connection with the performance of such contracts in order to secure such payments to such Governments; and liens on equipment, tools, machinery, land or buildings constructed or purchased by the Company or a Restricted Subsidiary for the purpose of manufacturing a product, or performing any research or development work for such Governments to secure indebtedness owing to such Governments for the construction or purchase of such equipment, tools, machinery, land and buildings (including liens incurred in connection with pollution control, industrial revenue or similar financings); (vi) existing at the date of the Indenture; or (vii) on particular property (or any proceeds of the sale thereof) to secure all or any part of the cost of exploration, drilling, mining or development thereof (including construction of facilities for field processing of minerals) intended to obtain or materially increase the production and sale or other disposition of oil, gas, coal, uranium, copper or other minerals therefrom, or any indebtedness created, issued, assumed or guaranteed to provide funds for any or all such purposes; or (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (i) through (vii) inclusive; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property). (Section 1006)

         Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount of Debt secured by a lien then outstanding (not including secured Debt permitted under the foregoing exceptions) does not exceed 5% of the consolidated stockholders' equity of the Company as of the end of the last preceding year. (Section 1006)

         For the purposes of the foregoing covenant, the following types of transactions shall not be deemed to create Debt secured by a lien: the sale or other transfer of (i) oil, gas, coal, uranium, copper or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specific amount of such minerals; or (ii) any other interest in property of the character commonly referred to as a "production payment." (Section 1006)

         Restrictions of Sale and Leaseback Transactions. Sale and leaseback transactions by the Company or any Restricted Subsidiary of any Principal Property are prohibited (except a temporary lease for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless (i) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal to the Attributable Debt (defined below) in respect of such transaction without equally and ratably securing the Debt Securities, provided that such Attributable Debt shall then be deemed for all purposes under Section 1006 and the provisions of this covenant to be Debt subject to the provisions of Section 1006, or (ii) an amount in cash equal to such Attributable Debt is applied to the retirement of Debt then having a maturity of more than one year. (Section 1007)

         Restrictions on Consolidations and Mergers. The Company will not consolidate or merge with or dispose of all or substantially all of its property to any corporation unless the surviving corporation (if other than the Company) shall assume the obligations of the Company under the Indenture and under the Debt Securities. (Section 801) If on any consolidation or merger of the Company or any Restricted Subsidiary with or into any other corporation, or on any sale, conveyance or lease of substantially all its properties, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary would then become subject to any mortgage, pledge, security interest or other lien or encumbrance, the Company, prior to such event, will secure the Debt Securities by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any such liens previously existing. (Section 802)

CERTAIN DEFINITIONS

         "Attributable Debt" means the present value (discounted as provided in the Indenture) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 1007)

         "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities and (b) all goodwill, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles. (Section
101)

         "Principal Property" means any manufacturing plant or other facility of the Company or any Restricted Subsidiary, whether owned as of the date of the Indenture or acquired thereafter, which is located within the continental United States and, in the opinion of the Board of Directors or an officer designated by the Board of Directors, is of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole. (Section 101)

         "Restricted Subsidiary" means any Subsidiary all the property of which is located within the continental United States of America which owns a Principal Property or in which the Company's investment, whether in the form of equity or debt, is in excess of 10% of the Consolidated Net Tangible Assets of the Company as of the end of the fiscal year preceding the date of determination, provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary principally engaged in financing exports from or operations outside the continental United States of America. (Section 101)

EVENTS OF DEFAULT, NOTICE AND WAIVER;
    DEBT SECURITIES IN FOREIGN CURRENCIES

         As to any series of Debt Securities, an Event of Default is defined in the Indenture as (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) default in payment of principal of or any premium on the Debt Securities of such series at maturity, upon redemption or otherwise;
(c) default in payment of any sinking or purchase fund or analogous obligation, if any, on the Debt Securities of such series and continuance of such default for a period of 30 days; (d) default by the Company in the performance of any other material covenant or warranty contained in the Indenture for the benefit of such series which shall not have been remedied for a period of 60 days after notice given as specified in the Indenture; (e) certain events of bankruptcy, insolvency and reorganization of the Company; or (f) any other events of default provided with respect to a particular series of Debt Securities. (Section 501)

         The Indenture provides that, if an Event of Default shall have occurred and be continuing with respect to any series, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be immediately due and payable; upon certain conditions, however, such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such Debt Securities and in compliance with certain covenants) may be waived by the holders of a majority in principal amount of the Debt Securities of such series then outstanding. (Sections 502 and 513)

         Under the Indenture, the Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default includes the events specified above without notice or grace periods); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the Debt Securities of such series, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series. (Section 602)

         No holder of any Debt Securities of any series may institute any action under the Indenture unless (a) such holder shall have given the Trustee written notice of a continuing Event of Default, (b) the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have requested the Trustee to institute proceedings in respect of such Event of Default, (c) such holder or holders shall have offered the Trustee such reasonable indemnity as the Trustee may require, (d) the Trustee shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Debt Securities then outstanding of such series. (Section 507)

         The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of Debt Securities. (Section 512) The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601)

         The Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the officers' knowledge of any defaults under the terms of the Indenture. (Section 1009)

         If any Debt Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the noon Dollar buying rate for cable transfers quoted in New York City for the currency in which such Debt Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date of the taking of such action by the holders of such requisite principal amount as evidenced to the Trustee as provided in the Indenture. (Section 311)

         If any Debt Securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action herein described, the principal amount of such Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

MODIFICATION OF THE INDENTURE

         With certain exceptions, the Indenture or the rights of the holders of the Debt Securities under the Indenture may be modified by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of each series adversely affected by such modification then outstanding, but no such modification may be made without the consent of each holder of such Debt Securities which would (i) change the maturity of, any principal of or any premium on, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), or (ii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or (iii) modify any of the provisions of certain Sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 902)

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES

         If the terms of any series of Debt Securities so provide, the Company will be deemed to have paid and discharged the entire indebtedness on all the outstanding Debt Securities of any series of Debt Securities by (a) depositing with the Trustee (i) as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all Debt Securities of such series for principal, premium and interest, or (ii) as obligations in trust such amount of direct obligations of or obligations the principal of and interest on which are fully guaranteed by the United States government as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such Debt Securities for principal, premium and interest and (b) satisfying certain other conditions precedent specified in the Indenture including the delivery to the Trustee of an Opinion of Counsel to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option to defease the Debt Securities and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403) In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on, their Debt Securities.

CONCERNING THE TRUSTEE

         The Trustee is Mellon Bank, N.A. which has, from time to time, provided loans and other customary banking services to the Company in the ordinary course of business.

                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to a series of the Debt Securities sets forth their offering terms, including the name or names of any underwriters, the purchase price of the Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities may be listed.

         If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in a Prospectus Supplement. Unless otherwise indicated in a Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

         If so indicated in a Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

         Underwriters, dealers and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof.

                                 LEGAL MATTERS

         Certain legal matters in connection with the Debt Securities being offered hereby will be passed upon for the Company by Richard G. Dahlen, Esquire, Vice President and General Counsel of the Company, unless otherwise specified in a Prospectus Supplement. Mr. Dahlen owned beneficially, as of March 31, 1997, 12,222 shares of restricted stock under the Hercules Incorporated Long Term Incentive Compensation Plan (the "LTICP"), 82 shares of Hercules common stock under the Hercules Incorporated Savings and Investment Plan, and the right to acquire within 60 days hereof 8,400 shares under options held pursuant to the LTICP.

                                     EXPERTS

         The consolidated financial statements of the Company and its subsidiaries which are incorporated by reference in the Company's most recent Annual Report on Form 10-K have been audited and reported upon by Coopers & Lybrand, L.L.P., independent accountants, and are incorporated by reference in this Prospectus. Such financial statements are incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., given on the authority of such firm as experts in accounting and auditing.

                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

              SEC Registration fee                             $ 151,515
              Exchange filings fees                                    *
              Printing and engraving expenses                          *
              Legal fees and expenses                                  *
                  (including blue sky fees and expenses)
              Accounting fees and expenses                             *
              Transfer agent fees                                      *
              Miscellaneous                                            *
                                                               ---------
              Total                                            $
                                                               ---------

---------------
* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of the Restated Certificate of Incorporation of the Registrant, each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the Delaware General Corporation Law.

         Under such law, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him by reason of the fact that he is a director or officer of the Registrant, he shall be indemnified against expenses, liability and loss including attorneys' fees reasonably incurred in connection therewith.

         If unsuccessful in defense of a third-party civil suit, or if such a suit is settled, such a person shall be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines, penalties and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses including attorneys' fees incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to the Registrant, he cannot be indemnified unless the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that he is fairly and reasonably entitled to indemnity for such expenses.

         Under provisions of the Restated Certificate of Incorporation, a director of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

         The Registrant has purchased liability insurance policies which provide specified coverage for certain liabilities incurred by officers and directors in their capacities as such.

         The stockholders of the Registrant have also approved a form of indemnification agreement to be entered into between the Registrant and its directors and officers, which provides for indemnification to the extent permitted by Delaware law and, in addition, sets forth the procedures for determining entitlement to indemnification, the manner of the advancement of expenses, remedies of the indemnitee and certain other matters of a similar nature. The Registrant has entered into such agreements with all of its officers and directors.

         The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

         Any underwriters, dealers or agents who execute any of the Agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed the Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, (the "Securities Act"), from information furnished to the Registrant by or on behalf of such indemnifying party.

ITEM 16. EXHIBITS


    EXHIBIT
    NUMBER                           DESCRIPTION
    -------                          -----------

      1          FORM OF UNDERWRITING AGREEMENT*

      4.1        INDENTURE DATED AS OF MAY 15, 1993, BETWEEN REGISTRANT AND
                 TRUSTEE (INCORPORATED BY REFERENCE TO EXHIBIT 4-C TO
                 REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 DATED APRIL 30,
                 1993, AS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION
                 STATEMENT NO. 33-33768 AND AS POST-EFFECTIVE AMENDMENT NO. 2
                 TO REGISTRATION STATEMENT NO. 33-15104). THE FORM OR FORMS OF
                 DEBT SECURITIES WITH RESPECT TO EACH PARTICULAR OFFERING OF
                 SECURITIES REGISTERED HEREUNDER WILL BE FILED AS AN EXHIBIT TO
                 A CURRENT REPORT ON FORM 8-K AND INCORPORATED HEREIN BY
                 REFERENCE.

      4.2        INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE DATED AS
                 OF JUNE 4, 1996, AMONG THE REGISTRANT, MELLON BANK, N.A., AND
                 BANKAMERICA NATIONAL TRUST COMPANY.

      5.1        OPINION OF REGISTRANT'S COUNSEL

     12.1        STATEMENT RE EARNINGS TO FIXED CHARGES*

     23.1        CONSENT OF COOPERS & LYBRAND L.L.P.

     23.2        CONSENT OF REGISTRANT'S COUNSEL (INCLUDED IN EXHIBIT 5.1)

     24.1        POWER OF ATTORNEY (INCLUDED ON SIGNATURE PAGE)

     25.1        FORM T-1, STATEMENT OF ELIGIBILITY AND QUALIFICATION OF
                 TRUSTEE*



---------------
* TO BE FILED BY AMENDMENT


ITEM 17. UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement.

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act.

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 13, 1997.


                                             HERCULES INCORPORATED


                                       By:   /s/ R. Keith Elliott
                                             -----------------------------------
                                             R. KEITH ELLIOTT, Chairman
                                             and Chief Executive Officer


         We the undersigned officers and directors of Hercules Incorporated, hereby severally constitute Richard G. Dahlen and Israel J. Floyd, and either of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 filed herewith and any and all amendments, including post-effective amendments, to said Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hercules Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statements and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                              Capacity                           Date
         ---------                              --------                           ----

/s/ R. Keith Elliott              Director, Principal Executive Officer        June 13, 1997
-----------------------------     (Chairman and Chief Executive Officer)
R. Keith Elliott

/s/ George MacKenzie              Principal Financial Officer                  June 13, 1997
-----------------------------     (Senior Vice President and
George MacKenzie                  Chief Financial Officer)

/s/ Vikram Jog                    Principal Accounting Officer                 June 13, 1997
-----------------------------     (Vice President and Controller)
Vikram Jog

                                  Director                                     June __, 1997
-----------------------------
Vincent J. Corbo

/s/ Richard M. Fairbanks          Director                                     June 13, 1997
-----------------------------
Richard M. Fairbanks

         Signature                              Capacity                           Date
         ---------                              --------                           ----
/s/ Edith E. Holiday              Director                                     June 13, 1997
-----------------------------
Edith E. Holiday

                                  Director                                     June __, 1997
-----------------------------
Robert G. Jahn

/s/ Gaynor N. Kelley              Director                                     June 13, 1997
-----------------------------
Gaynor N. Kelley

/s/ Ralph L. MacDonald, Jr.       Director                                     June 13, 1997
-----------------------------
Ralph L. MacDonald, Jr.

                                  Director                                     June __, 1997
-----------------------------
Eugene E. McBrayer

/s/ Peter McCausland              Director                                     June 13, 1997
-----------------------------
Peter McCausland

/s/ Paula A. Sneed                Director                                     June 13, 1997
-----------------------------
Paula A. Sneed

                                  Director                                     June __, 1997
-----------------------------
Lee M. Thomas

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                    EXHIBITS

                                       TO

                                    FORM S-3



                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933





                              HERCULES INCORPORATED

                                  EXHIBIT INDEX


    EXHIBIT
    NUMBER                           DESCRIPTION
    -------                          -----------

      1          FORM OF UNDERWRITING AGREEMENT*

      4.1        INDENTURE DATED AS OF MAY 15, 1993, BETWEEN REGISTRANT AND
                 TRUSTEE (INCORPORATED BY REFERENCE TO EXHIBIT 4-C TO
                 REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 DATED APRIL 30,
                 1993, AS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION
                 STATEMENT NO. 33-33768 AND AS POST-EFFECTIVE AMENDMENT NO. 2
                 TO REGISTRATION STATEMENT NO. 33-15104). THE FORM OR FORMS OF
                 DEBT SECURITIES WITH RESPECT TO EACH PARTICULAR OFFERING OF
                 SECURITIES REGISTERED HEREUNDER WILL BE FILED AS AN EXHIBIT TO
                 A CURRENT REPORT ON FORM 8-K AND INCORPORATED HEREIN BY
                 REFERENCE.

      4.2        INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE DATED AS
                 OF JUNE 4, 1996, AMONG THE REGISTRANT, MELLON BANK, N.A., AND
                 BANKAMERICA NATIONAL TRUST COMPANY.

      5.1        OPINION OF REGISTRANT'S COUNSEL

     12.1        STATEMENT RE EARNINGS TO FIXED CHARGES*

     23.1        CONSENT OF COOPERS & LYBRAND L.L.P.

     23.2        CONSENT OF REGISTRANT'S COUNSEL (INCLUDED IN EXHIBIT 5.1)

     24.1        POWER OF ATTORNEY (INCLUDED ON SIGNATURE PAGE)

     25.1        FORM T-1, STATEMENT OF ELIGIBILITY AND QUALIFICATION OF
                 TRUSTEE*



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* TO BE FILED BY AMENDMENT